Exhibit 107

Calculation of Filing Fee Tables

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(Form Type)

Techpoint, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1:  Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Japanese Depositary Shares(2)	457(h), 457(c)	727,949	$6.97 (3)	$5,073,804.53	0.0001102	$560
	Equity	Common Stock, $0.0001 par value per share(2)	Other	727,949	$6.97(3)	$5,073,804.53	N/A	—(4)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$10,147,609.06		$560
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$560

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares that may be offered or issuable under the Techpoint, Inc. 2017 Stock Incentive Plan, as amended (the “2017 Stock Plan”) in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Each Japanese Depositary Share represents one share of Common Stock.
(3)

Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Japanese Depositary Shares as reported on the Growth Market on the Tokyo Stock Exchange on April 10, 2023, and converted into dollars at the average of  ¥132.62 = $1.00, which was the Telegraphic Transfer Middle Rate as per MUFG Bank, Ltd. (formerly Bank of Mitsubishi UFJ) as of April 10, 2023.

(4)

Pursuant to Rule 457(i) under the Securities Act, no additional filing fee is payable with respect to the shares of Common Stock issuable upon conversion of the Japanese Depositary Shares because no additional consideration will be received in connection with any such conversion.

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